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                                                                     EXHIBIT 4.1


                             ENPRO INDUSTRIES, INC.

                          2002 EQUITY COMPENSATION PLAN


         1. PURPOSE; EFFECTIVE DATE. The purpose of this Plan is to promote the interests of the shareholders by providing stock-based incentives to selected employees to align their interests with shareholders and to motivate them to put forth maximum efforts toward the continued growth, profitability and success of EnPro Industries, Inc. (the "Company"). In furtherance of this objective, stock options, stock appreciation rights, performance shares, restricted shares, phantom shares, common stock of the Company ("Common Stock"), and/or other incentive awards may be granted in accordance with the provisions of this Plan.

         This Plan shall be effective as of Distribution Date, as such term is defined in the Distribution Agreement among Goodrich Corporation, EnPro Industries, Inc. and Coltec Industries Inc (the "Effective Date"). This Plan is subject to the approval, prior to the Effective Date, of the shareholders of the Company.

         2. ADMINISTRATION. This Plan is to be administered by the Compensation and Human Resources Committee or any successor committee (the "Committee") of the Board of Directors of the Company (the "Board"). The Committee shall consist of at least three members who shall not be eligible to participate in this Plan. The Committee shall have full power and authority to construe, interpret and administer this Plan. All decisions, actions or interpretations of the Committee shall be final, conclusive and binding on all parties.

         The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company the authority to make awards under this Plan with respect to not more than ten percent of the shares authorized under this Plan, pursuant to such conditions and limitations as the Committee may establish, except that only the Committee may make awards to participants who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         3. SHARES AVAILABLE FOR THIS PLAN. Subject to Section 17 hereof, the maximum number of shares of Common Stock that shall be available for delivery pursuant to the provisions of this Plan shall be equal to 3,000,000 shares of Common Stock. Such shares may be either authorized but unissued shares or treasury shares.

         For purposes of calculating the number of shares of Common Stock available for delivery under this Plan, (i) the grant of a Performance Share Award (as defined in Section 9) or other unit or phantom share award shall be deemed to be equal to the maximum number of shares of Common Stock that may be issued under the award and (ii) where the value of an award is variable on the date it is granted, the value shall be deemed to be the maximum limitation of the award. Awards payable solely in cash will not reduce the number of shares of Common Stock available for awards granted under this Plan.

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         If the exercise price of any stock option granted under this Plan is satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under this Plan.

         Any shares awarded under this Plan that are not issued or otherwise are returned to the Company, whether because awards have been forfeited, lapsed, expired, been canceled, withheld to satisfy withholding tax obligations or otherwise, shall again be available for other awards under this Plan.

         4. LIMITATION ON AWARDS. Subject to Section 17 hereof, (a) no individual employee may receive awards under this Plan with respect to more than 500,000 shares in any calendar year, (b) the maximum number of shares of Common Stock that may be issued pursuant to options designated as Incentive Stock Options (as defined in Section 7) shall be 1,000,000 shares, (c) the maximum number of shares of Common Stock that may be issued pursuant to Performance Share Awards (as defined in Section 9) and Other Awards (as defined in Section
12) shall be 1,000,000 shares, and (d) the maximum number of shares of Common Stock that may be issued pursuant to Restricted Share Awards (as defined in Section 11) shall be 150,000 shares.

         5. TERM. No awards may be granted under this Plan after May 22, 2012.

         6. ELIGIBILITY. Awards under this Plan may be made to any salaried, full-time employee of the Company or any subsidiary corporation of which more than 50% of the voting stock is owned by the Company. Directors who are not full-time employees are not eligible to participate.

         7. STOCK OPTIONS. The Committee may, in its discretion, from time to time grant to eligible employees options to purchase Common Stock, at a price not less than 100% of the fair market value of the Common Stock on the date of grant (the "option price"), subject to the conditions set forth in this Plan. The Committee may not reduce the option price of any stock option grant after it is made, except in connection with a Corporate Reorganization (as defined in Section 17), nor may the Committee agree to exchange a new lower priced option for an outstanding higher priced option.

         The Committee, at the time of granting to any employee an option to purchase shares or any related stock appreciation right or limited stock appreciation right under this Plan, shall fix the terms and conditions upon which such option or appreciation right may be exercised, and may designate options as incentive stock options ("Incentive Stock Options") pursuant to
Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") or any other statutory stock option that may be permitted under the Internal Revenue Code from time to time, provided, however that (i) the date on which such options and related appreciation rights

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shall expire, if not exercised, may not be later than ten years after the date of grant of the option, (ii) the terms and conditions of Incentive Stock Options must be in accordance with the qualification requirements of the Internal Revenue Code and (iii) the provisions of any other statutory stock option permitted under the Internal Revenue Code must be consistent with applicable Internal Revenue Code requirements.

         Within the foregoing limitations, the Committee shall have the authority in its discretion to specify all other terms and conditions relating to stock options, including but not limited to provisions for the exercise of options in installments, the time limits during which options may be exercised, and in lieu of payment in cash, the exercise in whole or in part of options by tendering Common Stock owned by the employee, valued at the fair market value on the date of exercise or other acceptable forms of consideration equal in value to the option price. The Committee may, in its discretion, issue rules or conditions with respect to utilization of Common Stock for all or part of the option price, including limitations on the pyramiding of shares.

         8. STOCK APPRECIATION RIGHTS. The Committee may, in its discretion, grant stock appreciation rights and limited stock appreciation rights (as hereinafter described) in connection with any stock option, either at the time of grant of such stock option or any time thereafter during the term of such stock option. Except for the terms of this Plan with respect to limited stock appreciation rights, each stock appreciation right shall be subject to the same terms and conditions as the related stock option and shall be exercisable at such times and to such extent as the Committee shall determine, but only so long as the related option is exercisable. The number of stock appreciation rights or limited stock appreciation rights shall be reduced not only by the number of appreciation rights exercised but also by the number of shares purchased upon the exercise of a related option. A related stock option shall cease to be exercisable to the extent the stock appreciation rights or limited stock appreciation rights are exercised.

         Upon surrender to the Company of the unexercised related stock option, or any portion thereof, a stock appreciation right shall entitle the optionee to receive from the Company in exchange therefor (a) a payment in stock as determined below, or (b) to the extent determined by the Committee, the cash equivalent of the fair market value of such payment in stock on the exercise date had the employee been awarded a payment in stock instead of cash, or any combination of stock and cash. The number of shares which shall be issued pursuant to the exercise of stock appreciation rights shall be determined by dividing (1) the product of (A) the total number of stock appreciation rights being exercised times (B) the amount by which the fair market value of a share of Common Stock on the exercise date exceeds the option price of the related option, by (2) the fair market value of a share of Common Stock on the exercise date. No fractional shares shall be issued.

         The grant of limited stock appreciation rights will permit a grantee to exercise such limited stock appreciation rights for cash during a sixty-day period commencing on the date on which any of the events described in the definition of Change in Control (as defined in Section 25) occurs. Upon surrender to the Company of the unexercised related stock option, a limited stock appreciation right shall entitle the optionee to receive cash with a fair market value equal to

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the excess, if any, of the fair market value of a share of Common Stock on the date of exercise of the limited stock appreciation right, over the option price of the stock option to which the limited stock appreciation right relates.

         9. PERFORMANCE SHARE AWARDS. The Committee may make awards ("Performance Share Awards") in Common Stock or phantom shares subject to conditions established by the Committee that may include attainment of specific Performance Objectives (as defined below). Performance Share Awards may include the awarding of additional shares upon attainment of the specified Performance Objectives. Any Restricted Share Award which is conditioned upon attainment of specific Performance Objectives shall have a minimum performance period of one year, except in the case of death, disability or retirement and except as otherwise provided pursuant to Section 26.

         10. PERFORMANCE OBJECTIVES. Performance objectives that may be used under this Plan include Net Income, Pretax Income, Consolidated Operating Income, Segment Operating Income, Return on Equity, Operating Income Return on Net Capital Employed, Return on Assets, Cash Flow (with or without regard to asbestos), Working Capital, Share Appreciation, Total Shareholder Return, Total Business Return (calculated utilizing Earnings Before Interest, Taxes, Depreciation and Amortization and cash flow) and Earnings Per Share of Common Stock of the Company (the "Performance Objectives").

         11. RESTRICTED SHARES. The Committee may make awards in Common Stock subject to conditions, if any, established by the Committee which may include continued service with the Company or its subsidiaries ("Restricted Share Awards"). Any Restricted Share Award which is conditioned upon continued employment shall be conditioned upon continued employment for a minimum period of three years following the award, except in the case of death, disability or retirement and except as otherwise provided pursuant to Section 26.

         12. OTHER AWARDS. The Committee may make awards authorized under this Plan in units or phantom shares, the value of which is based, in whole or in part, on the value of Common Stock, in lieu of making such awards in Common Stock ("Other Awards"). The Committee may provide for Other Awards to be paid in cash, in Common Stock, or in a combination of both cash and Common Stock, under such terms and conditions as in its discretion it deems appropriate.

         13. DEFERRED AWARDS. The Committee may permit recipients of awards to elect to defer receipt of such awards, either in cash or in Common Stock, under such terms and conditions that the Committee may prescribe. The Committee may authorize the Company to establish various trusts or make other arrangements with respect to any deferred awards.

         14. FAIR MARKET VALUE. For all purposes of this Plan the fair market value of a share of Common Stock shall be the mean of the high and low prices of Common Stock on the relevant date (as of 4:00 P.M. Eastern Standard Time) as reported on the New York Stock Exchange -- Composite Transactions listing (or similar report), or, if no sale was made on such date, then on

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the next preceding day on which such a sale was made; provided, however, that with respect to any grant of an award during 2002, the fair market value of a share of Common Stock shall be the mean of the average of the closing prices of Common Stock (as of 4:00 P.M. Eastern Standard Time) as reported on the New York Stock Exchange -- Composite Transactions listing (or similar report) over the 20-trading-day period ending on the relevant date.

         15. TERMINATION OF EMPLOYMENT. The Committee may make such provisions as it, in its sole discretion, may deem appropriate with respect to the effect, if any, the termination of employment will have on any grants or awards under this Plan.

         16. ASSIGNABILITY. Options and any related appreciation rights and other awards granted under this Plan shall not be transferable by the grantee other than by will or the laws of descent and distribution or by such other means as the Committee may approve from time to time.

         17. CORPORATE REORGANIZATION. In the event of any change in corporate capitalization (including, but not limited to, a change in the number of shares of Common Stock outstanding), such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Internal Revenue Code) or any partial or complete liquidation of the Company, (a "Corporate Reorganization), the Committee or the Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under this Plan, and the maximum limitation on the number of awards that may be granted to any participant, in the number, kind and option price of shares subject to outstanding stock options and stock appreciation rights, in the number and kind of shares subject to other outstanding awards granted under this Plan and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any award shall always be a whole number.

         18. COMMITTEE'S DETERMINATION. The Committee's determinations under this Plan including without limitation, determinations of the employees to receive awards or grants, the form, amount and timing of such awards or grants, the terms and provisions of such awards or grants and the agreements evidencing same, and the establishment of Performance Objectives need not be uniform and may be made by the Committee selectively among employees who receive, or are eligible to receive awards or grants under this Plan whether or not such employees are similarly situated. The Committee may, with the consent of the participant, modify any determination it previously made.

         19. LEAVE OF ABSENCE OR OTHER CHANGE IN EMPLOYMENT STATUS. The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under this Plan in respect of any leave of absence taken by an employee or any other change in employment status, such as a change from full time employment to a consulting relationship, of an employee relative to any grant or award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leave of absence or other

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change in employment status shall constitute a termination of employment within the meaning of this Plan and (ii) the impact, if any, of any such leave of absence or other change in employment status on awards under this Plan theretofore made to any employee who takes such leave of absence or otherwise changes his or her employment status.

         20. WITHHOLDING TAXES. The Committee or its designee shall have the right to determine the amount of any Federal, state or local required withholding tax, and may require that any such required withholding tax be satisfied by withholding shares of Common Stock or other amounts which would otherwise be payable under this Plan.

         21. RETENTION OF SHARES. If shares of Common Stock are awarded subject to attainment of Performance Objectives, continued service with the Company or other conditions, the shares may be registered in the employees' names when initially awarded, but possession of certificates for the shares shall be retained by the Secretary of the Company for the benefit of the employees, or shares may be registered in book entry form only, in both cases subject to the terms of this Plan and the conditions of the particular awards.

         22. DIVIDENDS AND VOTING. The Committee may permit each participant to receive or accrue dividends and other distributions made with respect to such awards under such terms and conditions as in its discretion it deems appropriate. With respect to shares actually issued, the Committee under such terms and conditions as in its discretion it deems appropriate, may permit the participant to vote or execute proxies with respect to such registered shares.

         23. FORFEITURE OF AWARDS. Any awards or parts thereof made under this Plan which are subject to Performance Objectives or other conditions which are not satisfied, shall be forfeited, and any shares of Common Stock issued shall revert to the Treasury of the Company.

         24. CONTINUED EMPLOYMENT. Nothing in this Plan or in any agreement entered into pursuant to this Plan shall confer upon any employee the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such employee.

         25. CHANGE IN CONTROL. For purposes of this Plan, a "Change in Control" shall mean:

         (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of Common Stock (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in
Control: (A) any acquisition directly from the Company (other than by exercise of a conversion privilege), (B) any acquisition by the Company or any of its subsidiaries, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (D) any

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acquisition by any company with respect to which, following such acquisition, more than 70% of, respectively, the then outstanding shares of common stock of such company and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, solely in their capacity as shareholders of the Company, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

         (ii) individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest; or

         (iii) shareholder approval of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation, do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, solely in their capacity as shareholders of the Company, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

         (iv) shareholder approval of (A) a complete liquidation or dissolution of the Company or (B) a sale or other disposition of all or substantially all of the assets of the Company, other than to a company, with respect to which following such sale or other disposition, more than 70% of, respectively, the then outstanding shares of common stock of such company and the combined voting power of the then outstanding voting securities of such company to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities, solely in their capacity as shareholders of the Company, who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other

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disposition, of the Outstanding Company Common Stock and Outstanding Company
Voting Securities, as the case may be.

         26. EFFECT OF CHANGE IN CONTROL. In the event of a Change in Control, options and any related appreciation rights that are not then exercisable shall become immediately exercisable, and, notwithstanding any other provisions of this Plan or any award agreement, shall remain exercisable for no less than the shorter of (i) two years or (ii) the remainder of the full term of the option or appreciation right. The Committee may make such provision with respect to other awards under this Plan as it deems appropriate in its discretion.

         27. COMPLIANCE WITH LAWS AND REGULATIONS. Notwithstanding any other provisions of this Plan, the issuance or delivery of any shares may be postponed for such period as may be required to comply with any applicable requirements of any national securities exchange or any requirements under any other law or regulation applicable to the issuance or delivery of such shares, and the Company shall not be obligated to issue or deliver any such shares if the issuance or delivery thereof shall constitute a violation of any provision of any law or any regulation of any governmental authority, whether foreign or domestic, or any national securities exchange.

         28. AMENDMENT. The Board of Directors of the Company may alter or amend this Plan, in whole or in part, from time to time, or terminate this Plan at any time; provided, however, that no such action shall adversely affect any rights or obligations with respect to awards previously made under this Plan unless the action is taken in order to comply with applicable law, stock exchange rules or accounting rules; and, provided, further, that no amendment which has the effect of increasing the number of shares subject to this Plan (other than in connection with a Corporate Reorganization) shall be made without the approval of the Company's shareholders.







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